Exhibit 5.10

HARNEYS

British Virgin Islands lawyers

Harney Westwood & Riegels Craigmuir Chambers PO Box 71, Road Town Tortola, British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547 www.harneys.com

18 July 2005	Your Ref

Our Ref 035253.0004-SLR

Doc ID 704396_8

IC Media Holding Company Limited

PO Box 71, Road Town, Tortola

British Virgin Islands

Dechert LLP

30 Rockefeller Plaza

New York, New York 10112

Dear Sirs

IC Media Holding Company Limited (the “Company”)

1.	We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with the preparation and filing of the Registration Statement on Form S-4 (Registration No. 333-126019) originally filed by MagnaChip Semiconductor SA, a société anonyme organized under the laws of Luxembourg (“Luxco”), MagnaChip Semiconductor Finance Company, a Delaware corporation (“Finco” and, together with Luxco, the “Issuers”), the Company and the other registrants (together with the Company, the “Guarantors”) on 21 June, 2005 with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as amended, (the “Registration Statement”).

Upon the effectiveness of the Registration Statement, the Issuers and the Guarantors propose to offer to exchange (the “Exchange Offer”) up to:

(i)	$300,000,000 aggregate principal amount of the Issuers’ new Floating Rate Second Priority Senior Secured Notes due 2011 (the “New Floating Rate Second Lien Notes”) and the guarantees thereof by the Guarantors (the “New Floating Rate Second Lien Note Guarantees”) registered under the Securities Act, for an equal aggregate principal amount of the Issuers’ outstanding Floating Rate Second Priority Senior Secured Notes due 2011 (the “Old Floating Rate Second Lien Notes”) and the guarantees thereof by the Guarantors (the “Old Floating Rate Second Lien Note Guarantees”);

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British Virgin Islands Anguilla London Hong Kong

(ii)	$200,000,000 aggregate principal amount of the Issuers’ new 6 7/8% Second Priority Senior Secured Notes due 2011 (the “New Fixed Rate Second Lien Notes” and, together with the New Floating Rate Second Lien Notes, the “New Second Lien Notes”) and the guarantees thereof by the Guarantors (the “New Fixed Rate Second Lien Note Guarantees” and, together with the New Floating Rate Second Lien Note Guarantees, the “New Second Lien Note Guarantees”) registered under the Securities Act, for an equal aggregate principal amount of the Issuers’ outstanding 6 7/8% Second Priority Senior Secured Notes due 2011 (the “Old Fixed Rate Second Lien Notes” and, together with the Old Floating Rate Second Lien Notes, the “Old Second Lien Notes”) and the guarantees thereof by the Guarantors (the “Old Fixed Rate Second Lien Note Guarantees” and, together with the Old Floating Rate Second Lien Note Guarantees, the “Old Second Lien Note Guarantees”); and

(iii)	$250,000,000 aggregate principal amount of the Issuers’ new 8% Senior Subordinated Notes due 2014 (the “New Subordinated Notes” and, together with the New Second Lien Notes, the “New Notes”) and the guarantees thereof by the Guarantors (the “New Subordinated Note Guarantees” and, together with the New Second Lien Note Guarantees, the “New Note Guarantees”) registered under the Securities Act, for an equal principal amount of the Issuers’ outstanding 8% Senior Subordinated Notes due 2014 (the “Old Subordinated Notes” and, together with the Old Second Lien Notes, the “Old Notes”) and guarantees thereof by the Guarantors (the “Old Subordinated Note Guarantees” and, together with the Old Second Lien Note Guarantees, the “Old Note Guarantees”),

pursuant to the Registration Rights Agreements (the “Registration Rights Agreements”) by and among the Issuers, the Guarantors named therein, and UBS Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., incorporated by reference as Exhibits 4.4 and 4.7 to the Registration Statement. The New Second Lien Notes and the New Second Lien Guarantees are to be issued pursuant to the terms of the Indenture by and among the Issuers, the Guarantors named therein, The Bank of New York, (the “Trustee”) and U.S. Bank National Association (“U.S. Bank”), incorporated by reference as Exhibit 4.1 to the Registration Statement (the “Second Lien Indenture”). The New Subordinated Notes and the New Subordinated Guarantees are to be issued pursuant to the terms of the Indenture by and among the Issuers, the Guarantors named therein and the Trustee, incorporated by reference as Exhibit 4.5 to the Registration Statement (the “Subordinated Indenture” and, together with the Second Lien Indenture, the “Indentures”).

2.	For the purpose of this opinion, we have examined the following documents:

(a)	a electronically transmitted copy of the final form drafts of the New Note Guarantees; and

(b)	(i)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 3 June 2005;

	(ii)	a facsimile copy of the unanimous written resolutions of the directors of the

Company dated 15 July 2005, 16 June 2005 and 12 May 2005 approving the Company’s entry into, and authorising the execution by the Company of the New Note Guarantees (the “Directors’ Resolutions”);

(iii)	an original registered agent’s certificate dated 8 July 2005 identifying the directors, officers and shareholder of the Company, issued by HWR Services Limited, the Company’s registered agent (the “Registered Agent’s Certificate”);

(iv)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 15 July 2005;

(v)	the records of proceedings on file with, and available for inspection on 15 July 2005 at the High Court of Justice, British Virgin Islands; and

(vi)	a facsimile copy of the written resolutions of the sole member of the Company dated 7 July 2005 approving the Company’s entry into, and execution of, the New Note Guarantees (the “Shareholder’s Resolutions”).

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals;

(b)	the genuineness of all signatures and seals;

(c)	the accuracy and completeness of all corporate minutes, resolutions and records which we have seen;

(d)	the accuracy of any and all representations of fact expressed in or implied by the documents we have examined;

(e)	that the information disclosed by our searches at the British Virgin Islands High Court Registry and of the Registry of Corporate Affairs and our oral enquiries at the British Virgin Islands High Court Registry was then accurate and has not since been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear from the information available at the time of our searches and that such oral enquiry did not fail to elicit any material information;

(f)	that the New Note Guarantees constitute (or will constitute when executed and delivered) valid, legally binding and enforceable obligations of the Company under the laws of the State of New York by which law they are expressed to be governed;

(g)	that all the obligations under the New Note Guarantees of each party to it other than the Company are legal, valid, binding and enforceable in accordance with their terms on that party;

(h)	that no director of the Company has a financial interest in or other relationship to a party to the transaction contemplated by the New Note Guarantees or if an interest does exist, that shareholder approval or ratification will be obtained; and

(i)	that the Directors’ Resolutions and Shareholder’s Resolutions remain in full force and effect.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)	The Company is a company duly incorporated with limited liability under the International Business Companies Act (Cap 291) and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	The Company has full capacity to enter into and perform its obligations under the New Note Guarantees.

(c)	The Company has taken all necessary action to authorise its entry into the New Note Guarantees and the exercise of its rights and the performance of its obligations under the New Note Guarantees.

5.	This opinion is confined to and given on the basis of the laws of the British Virgin Islands as they are in force at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.

6.	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.” In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Other than in connection with the Registration Statement, this opinion is not to otherwise be made available to or relied upon by any person other than the addressees, nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority.

Yours faithfully

/s/    HARNEY WESTWOOD & RIEGELS

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